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                                                                     EXHIBIT 1.1




                        UNIVERSAL HOSPITAL SERVICES, INC.


                                5,000,000 Shares


                                  Common Stock
                                ($0.01 Par Value)



                             UNDERWRITING AGREEMENT




________ __, 2001



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                             UNDERWRITING AGREEMENT


                                                               ________ __, 2001


UBS Warburg LLC
U.S. Bancorp Piper Jaffray Inc.
CIBC World Markets Corp.

         As representatives of the several Underwriters named in Schedule A hereto

c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

                  Universal Hospital Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 5,000,000 shares (the "Firm Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the selling stockholders named in Schedule B annexed hereto (the "Selling Stockholders") propose to grant to the Underwriters the option to purchase from the Selling Stockholders up to an additional 750,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus, which is referred to below.

                  The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-65988) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act, and also including any registration statement filed pursuant to Rule 462(b) under the Act with respect to the offering contemplated by such registration statement (as so amended), is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the



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Registration Statement at the time the Registration Statement became effective, is herein called the "Prospectus."

                  The Company, the Selling Stockholders and the Underwriters agree as follows:

                  1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, in each case at a purchase price of $____ per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  In addition, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Selling Stockholders hereby grant to the several Underwriters the option to purchase and the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

                  2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by wire transfer of Federal (same-day) funds against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be

------------------------------------
                  (1) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.



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

made at 10:00 A.M., New York City time, on _________ __, 2001 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Certificates for the Firm Shares shall be delivered to you in definitive form registered in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase at the office of DTC or its designated custodian (the "Designated Office").

                  Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase to the Selling Stockholders by Federal Funds wire transfer in United States dollars to the order of the Custodian (as defined below). Certificates for the Additional Shares shall be delivered to you in definitive form registered in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company and the Selling Stockholders agree to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase at the Designated Office.

                  Deliveries of the documents described in Section 9 below with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

                  3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors or by general equitable principles.

                  (b) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable. The holders of the Shares will not be subject to personal liability by reason of being such holders. The certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the Delaware General Corporation Law.

                  (c) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement, or with the issuance and



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         sale of the Shares contemplated hereby and by the Registration
         Statement, other than (1) registration of the Shares under the Act and under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), which has been or will be effected by the Company, and (2) any necessary qualification under (i) the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (ii) the rules and regulations of the NASD and (3) any such approvals, authorizations, consents or orders the failure to obtain or make would not adversely affect the consummation of the transactions contemplated by this Agreement and by the Registration Statement.

                  (d) The Company has timely filed with the Commission as required all periodic reports and proxy statements pursuant to the Exchange Act (collectively, the "Exchange Act Reports"). The Exchange Act Reports, when they were filed with the Commission, conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. None of the Exchange Act Reports, in each case as amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act. When the Registration Statement became or becomes effective, the Registration Statement and the Prospectus complied or will comply in all material respects with the provisions of the Act, and the Registration Statement did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Prospectus, any Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the time of purchase and additional time of purchase, as the case may be, complied and will comply in all material respects with any applicable laws or regulations of jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Shares; provided, however, that the Company makes no representation or warranty with respect to any statement contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in reasonable conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus. Neither the Company nor, to the Company's knowledge, any of its affiliates (as defined in the Act) has distributed directly or indirectly any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.


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                  (f) The audited financial statements of the Company included in the Registration Statement and the Prospectus present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the pro forma financial data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required.

                  (g) PricewaterhouseCoopers LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act.

                  (h) All legal or governmental proceedings, all statutes and regulations and all contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. All statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

                  (i) Except as set forth in the Registration Statement and the
         Prospectus: (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it, or register pursuant to the Act, any shares of capital stock or other equity interests; (ii) no person has any preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any shares of Common Stock and
         (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares. No person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of capital stock or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby.

                  (j) Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company shall be issued and outstanding, and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company.

                  (k) Each "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of



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         the Company participate or as to which the Company has any liability
         (the "ERISA Plans") is in material compliance with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). The Company has fulfilled its obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code. The value of the aggregate vested and nonvested benefit liabilities under each of the ERISA Plans that is subject to Section 412 of the Code, determined as of the end of such ERISA Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such ERISA Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such ERISA Plan allocable to such benefit liabilities. The Company has no liability under Title IV of ERISA, nor does the Company expect that any such liability will be incurred, that would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (l) The Company is not, and after the offering and sale of the Shares, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (m) The Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its officers, directors and securityholders identified on Exhibit B hereto. The Company has provided to UBS Warburg and to Dewey Ballantine LLP, counsel for the Underwriters, a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to UBS Warburg and to Dewey Ballantine LLP, counsel for the Underwriters, true, accurate and complete copies of all of the Lock-Up Agreements presently in effect or effected hereby. The Company will not purport to release any of its officers, directors or other securityholders from any Lock-Up Agreements currently existing or hereafter effected without the prior written consent of UBS Warburg. For the purposes of this Agreement, "Outstanding Diluted Common Stock" shall mean the outstanding shares of Common Stock and any shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding securities, notes or other instruments (including options and warrants).

                  (n) Neither the Company nor, to the Company's knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (o) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware and has corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a




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         material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operation of the Company (a "Material Adverse Effect").

                  (p) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus. As of the date of this Agreement, the Company has an authorized and outstanding capital stock as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase, and assuming the receipt and application of the net proceeds as described under the section of the Registration Statement and the Prospectus entitled "Use of proceeds," the Company shall have an authorized and outstanding capital stock as set forth under the heading entitled "Pro forma as adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization." All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and have not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right. The shares of Common Stock issuable upon conversion of the outstanding preferred stock of the Company upon completion of the offering contemplated hereby have been duly and validly authorized and reserved for issuance, and upon issuance, they will be duly and validly issued and fully paid and non-assessable, will have been issued in compliance with all federal and state securities laws and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right.

                  (q) The Company does not have any subsidiaries (as defined in the Act). The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity except as described in the Registration Statement and the Prospectus. Complete and correct copies of the charter and bylaws and other organizational documents of the Company and all amendments thereto have been delivered to you, and except as described in the Prospectus and set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase.

                  (r) The Company has not violated and is not in violation of any federal, state, local or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any applicable decree of any court or governmental agency or body having jurisdiction over the Company, which violation would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Company has all necessary licenses, permits, franchises, authorizations, consents and approvals, and made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the effect of the failure to have or obtain such licenses, permits, franchises, authorizations, consents and approvals, or to make such filings, would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not in violation of, or in default


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         under, any such license, permit, franchise, authorization, consent or approval, the effect of which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has operated and currently is in compliance in all material respects with all applicable U.S. Food and Drug Administration ("FDA") rules, regulations and policies, and all deficiencies identified by the FDA with respect to the Company or its facilities, personnel or operations as a result of FDA inspections, audits or otherwise have been, in all material respects, corrected.

                  (s) The Company is not in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under), its charter or bylaws or other organizational documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which any of it or any of its properties is bound or affected, the effect of which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares contemplated hereby and by the Registration Statement will not conflict with, or result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under), any provisions of the charter or bylaws or other organizational documents of the Company or under any provision of any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the result of which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the issuance and sale of the Shares contemplated hereby and by the Registration Statement will not conflict with, or result in any breach or violation of, constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or its properties is bound or affected, the result of which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  (t) Except as described in the Registration Statement and the Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending, or, to the Company's knowledge, threatened or contemplated, to which the Company or, to the Company's knowledge, any of its directors or officers is subject or of which any of its properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body,



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


         authority or agency which, if adversely decided, could result in a judgment, decree or order which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  (u) Except as described in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or, to the Company's knowledge, any development with respect to the Company which, in the reasonable judgment of the Company, is reasonably likely to cause a prospective material adverse change in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company, (ii) any transaction that is material to the Company,
         (iii) the incurrence by the Company of any obligation, direct or contingent, and whether or not in the ordinary course of business, which is material to the Company, (iv) any change in the capital stock or other equity interest or outstanding indebtedness of the Company, other than in the ordinary course of business, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interest of the Company. The Company has no contingent obligations that are material to the Company, which are not disclosed in the Registration Statement and which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (v) Other than as set forth in the Registration Statement and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Company owns or possesses those trademarks, trademark registrations, service marks, service mark registrations, trade names, patents, patent rights, copyrights, licenses, approvals, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights or intellectual property described in the Prospectus as being owned or used by or licensed to the Company or necessary for the conduct of its business as currently conducted (collectively, the "Intellectual Property"); (ii) the Company has taken all reasonable steps necessary to secure assignments of the Intellectual Property from, where applicable, its officers, employees, consultants and contractors; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual or fiduciary obligation binding on the Company or, to the Company's knowledge, its directors or executive officers or any of the Company's employees or consultants; (iv) the Company has taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of its confidential information; (v) the Company has not infringed, interfered with or misappropriated any patents, patent rights, trade names, trademarks, copyrights or other intellectual property rights of others, which infringement; (vi) there is no pending or, to the Company's knowledge, threatened private or governmental action, suit, proceeding or claim
         (a) challenging the rights of the Company in or to any such Intellectual Property; (b) challenging the validity or scope of, or any rights relating to, any such Intellectual Property of the Company, or
         (c) alleging that the Company infringes or otherwise violates, or would infringe or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others; and (vii) the Company is



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


         unaware of any facts which would form a reasonable basis for of the claims described in clause (vi) above.

                  (w) The Company has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus and except for such property (real and personal) for which the failure to hold such good and marketable title would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company's knowledge, all the property held under lease by the Company is held thereby under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

                  (x) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which it is engaged. All policies of insurance insuring the Company or any of its businesses, assets, employees, officers and directors are in full force and effect, except where the failure of such policies to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company is in compliance with the terms of such policies in all material respects. There are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such claims would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (y) The Company has not sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or, to the Company's knowledge, by any other party to any such contract or agreement.

                  (z) Since the date of the latest audited financial statements included in the Prospectus, the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                   (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   (bb) The Company has filed all federal, state, local and foreign tax returns and tax forms required to be filed, other than those filings being contested in good faith. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company with respect to employees have been made. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  In addition, any certificate signed by any officer of the Company, delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                   4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each of the Underwriters that:

                   (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                   (b) The Custody Agreement signed by such Selling Stockholder and Sullivan & Worcester LLP, as custodian (the "Custodian"), relating to the deposit of the Additional Shares to be sold by such Selling Stockholder (the "Custody Agreement"), and the Lock-Up Agreement of such Selling Stockholder, has each been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (a "Power of Attorney"), appointing the persons indicated in Schedule C annexed hereto, and each of them, as each of the Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Stockholders, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 1 hereof, to authorize the delivery of the Additional Shares to be sold by the Selling Stockholders hereunder and otherwise to act on behalf of the Selling Stockholders in connection with the transactions contemplated by this Agreement and the Custody Agreement.

                   (c) Such Selling Stockholder agrees that the Additional Shares to be sold by such Selling Stockholder, which have been duly placed in custody with the Custodian, are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, by death or incapacity of such individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any of the other events referred to in the immediately preceding sentence should occur, or any other event should occur, before the delivery of the Additional Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Additional Shares to be sold by such Selling Stockholder then in custody with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

                   (d) Such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law to enter into this Agreement, its Custody Agreement and its Power of Attorney to sell, transfer and deliver all of the Additional Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

                   (e) Such Selling Stockholder has, and at the time of purchase and the additional time of purchase, as the case may be, will have, good and valid title to the Additional Shares to be sold by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims other than pursuant to this Agreement, the Custody Agreement and the Power of Attorney; and, upon delivery of such Additional Shares and payment therefor pursuant hereto, and assuming each Underwriter has no notice of any adverse claim, good and valid title to such Additional Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                   (f) No consent, approval, authorization or order of any court or governmental agency or body or any other entity or person is required to be obtained by the Selling Stockholder for the consummation by such Selling Stockholder of the transactions contemplated herein, the Custody Agreement or the Power of Attorney, except (1) such as may have been obtained under the Act and the Exchange Act, (2) the approval of the NASD with respect to fairness of the underwriting arrangements relating to this Agreement, (3) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Additional Shares by the Underwriters and such other approvals as have been obtained and (4) any such approvals, authorizations, consents or orders the failure to obtain would not adversely affect the consummation of the transactions contemplated by this Agreement and by the Registration Statement.

                   (g) Neither the sale of the Additional Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein and therein contemplated by such Selling Stockholder or the fulfillment of the terms hereof, the Custody Agreement or the Power of Attorney by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under the charter, by-laws and/or other organizational document of such Selling Stockholder, or, to the Selling Stockholder's knowledge, any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is party or bound (or to which any of the property or assets of such Selling Stockholder is subject), any judgment, order or decree applicable to such Selling Stockholder or any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, the result of which would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                   (h) Other than the inclusion of the Additional Shares to be sold by such Selling Stockholder, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement that have not been waived.

                   (i) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Prospectus.

                   (j) All information furnished by or on behalf of such Selling Stockholder through the Company in writing expressly for use with reference to such Selling Stockholder in the Registration Statement and Prospectus is, and at the additional time of purchase will be, true, correct and complete in all material respects, and does not, and at the additional time of purchase will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Stockholder's name in the Prospectus, to the extent so named, under the caption "Principal and selling Stockholders" (both prior to and after giving effect to the sale of the Shares). The Underwriters acknowledge that the only information provided by or on behalf of such Selling Stockholder through the Company is set forth under the caption "Principal and selling Stockholders" (the "Selling Stockholder's Disclosure") and that the Selling Stockholder's Disclosure constitutes the only information provided by or on behalf of such Selling Stockholder for use in the Registration Statement, the Preliminary Prospectus or the Prospectus.

                   (k) Such Selling Stockholder has not taken, directly or indirectly, any action which is designed to or which has constituted or which might be reasonably expected to cause or result under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                   (l) Such Selling Stockholder has not distributed and will not distribute, prior to the later of the additional time of purchase or the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Stockholder other than the Preliminary Prospectus, the Prospectus or the Registration Statement.

                   (m) Certificates in negotiable form for all the Additional Shares to be sold by such Selling Stockholder under this Agreement have been validly placed in custody with the Custodian for the purpose of effecting delivery under this Agreement.

                   (n) The representations and warranties of the Selling Stockholders in the Custody Agreement are, and at the time of purchase and the additional time of purchase, as the case may be, will be, true and correct in all material respects.

                  Any certificate signed by or on behalf of any Selling Stockholders and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to the matters covered thereby, to each Underwriter.

                   5. Representations and Warranties of the Underwriters. You, on behalf of the several Underwriters, represent and warrant to the Company that the information provided by you and set forth in the last paragraph on the cover page of the Prospectus and in the _________ paragraphs under the caption "Underwriting" in the Prospectus constitutes the only information provided by or on behalf of the Underwriters through you for use in the Registration Statement and the Prospectus. You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on behalf of each of the other Underwriters and to act for each of them in the manner herein provided.

                   6. Certain Covenants of the Company. The Company hereby agrees:

                   (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                   (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; and in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                   (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

                   (d) to advise you promptly, and to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

                   (e) subject to Section 6(o) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

                   (f) if necessary or appropriate, to file in a timely fashion a registration statement pursuant to Rule 462(b) under the Act;

                   (g) to furnish to you and, upon request, to each of the other Underwriters for a period of five (5) years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed;

                   (h) to advise the Underwriters promptly of the occurrence of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare, file (subject to Section 6(d) hereof) and furnish promptly to the Underwriters, at the Company's expense, such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                   (i) to make generally available to its security holders, and to deliver to you, as soon as practicable an earnings statement of the Company, which need not be audited, (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve (12) months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) and ending not later than fifteen
         (15) months thereafter;

                   (j) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

                   (k) to furnish to you such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) as you shall reasonably request;

                   (l) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two (2) business days prior thereto, a copy of the latest available quarterly or monthly unaudited interim consolidated financial statements of the Company, which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 9(c) hereof;

                   (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of proceeds" in the Prospectus;

                   (n) the Company covenants and agrees with the Underwriters and each of the Selling Stockholders that the Company (A) will pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the

         Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) the review of the public offering of the Shares by the NASD, including the associated filing fees and the reasonable fees and disbursements of counsel for the Underwriters, (vii) the cost and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged, with the prior approval of the Company, in connection with the road show presentations, travel, lodging and other expenses incurred by the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the Company's other obligations hereunder; and (B) will pay or cause to be paid (i) the cost of preparing stock certificates, (ii) the cost and charges of any transfer agent or registrar, (iii) the fees and expenses of the Attorney-in-Fact and the Custodian and (iv) all costs and expenses incident to the performance of the Selling Stockholders' obligations hereunder which are not otherwise specifically provided for in this
         Section 6(n), including (y) any fees and expenses of counsel for the Selling Stockholders and (z) all expenses and taxes incident to the sale and delivery of the Additional Shares to be sold by the Selling Stockholders to the Underwriters hereunder, but excluding the underwriting discounts or commissions payable with respect to any purchase by the Underwriters of any Additional Shares to be sold by the Selling Stockholders pursuant to the terms of this Agreement;

                   (o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (h) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                   (p) not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or options, warrants or other rights to purchase Common Stock or any other shares of the Company that are substantially similar to Common Stock or file a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or options, warrants or other rights to purchase Common Stock or any other shares of the Company that are substantially similar to Common Stock for a period of one hundred and eighty (180) days after the date hereof (the "Lock-up Period"), without the prior written consent of UBS Warburg, except for
         (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of outstanding options or warrants as disclosed in the Registration Statement and the Prospectus to persons who have entered into Lock-Up Agreements with the Underwriters and (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; and

                   (q) to use its best efforts to cause the Common Stock to be listed for quotation on the Nasdaq National Market.

                    7. Certain Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, hereby covenants and agrees with each Underwriter as follows:

                   (a) to comply with the terms of the Lock-Up Agreement executed by such Selling Stockholder;

                   (b) in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, to deliver to the Representatives, prior to the time of purchase, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person), or other applicable form or statement specified by Treasury Department regulations in lieu thereof;

                   (c) such Selling Stockholder will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

                   (d) to the extent not deposited into custody on or prior to the date hereof, to duly deposit, prior to the date of purchase, with the Custodian, pursuant to and under the Custody Agreement executed by such Selling Stockholder, the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                   8. Reimbursement of Underwriters' Expenses. The Company agrees that if the Shares are not delivered for any reason other than the termination of this Agreement pursuant to subsections (ii), (iii) or (iv) of the second paragraph of Section 10 hereof or the last paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, it shall, in addition to paying the amounts described in
Section 6(n) hereof, reimburse the Underwriters for all of the out-of-pocket expenses actually incurred by the Underwriters, including the reasonable fees and disbursements of their counsel.

                   9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company on the date hereof and at the time of purchase as if made at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be, as if made at such time), the timely performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                   (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Dorsey & Whitney LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                       (i) the Company has been duly incorporated and is validly
              existing as a corporation and is in good standing under the laws of the State of Delaware and has corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

                       (ii) the Company is duly qualified to do business as a
              foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect;

                       (iii) this Agreement has been duly authorized, executed
              and delivered by the Company;

                       (iv) the Shares have been duly authorized and, when
              issued and delivered to and paid for by the Underwriters, will be validly issued, fully paid and non-assessable;

                       (v) the Company has authorized shares of capital stock as
              set forth in the Registration Statement and the Prospectus under the heading "Capitalization"; the outstanding shares of capital stock of the Company (A) have been duly and validly authorized and issued and are fully paid and non-assessable, (B) are free of any preemptive rights, resale rights, rights of first refusal and similar rights under the Delaware General Corporation Law or under any contract, agreement or instrument described in or filed as an exhibit to the Registration Statement and (C) to such counsel's knowledge, were issued in compliance with all applicable federal and state securities laws; the Shares when issued will be free of any preemptive rights, resale rights, rights of first refusal and similar rights under the Delaware General Corporation Law or the charter or bylaws or other organizational documents of the Company or under any contract, agreement or instrument known to such counsel, and the holders of the Shares will not be subject to personal liability by reason of being such holders under the Delaware General Corporation Law or the laws of the State of Minnesota (except for, and only to the extent of, any future dividends or other distributions on such shares that are ultimately determined to have been made in violation of applicable law); the certificates for the Shares conform in all material respects to the requirements of the Delaware General Corporation Law;

                       (vi) the capital stock of the Company, including the
              Shares, conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and Prospectus;

                       (vii) the Registration Statement and the Prospectus
              (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                       (viii) the Registration Statement has become effective
              under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus, and any supplement thereto pursuant to Rule 424 under the Act, has been made in the manner and within the time period required by such Rule 424;

                       (ix) no approval, authorization, consent or order of or
              filing with any national, governmental or state regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and by the Registration Statement, other than those that have been obtained under the Act, the Exchange Act and the rules of the Nasdaq National Market and other than any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any necessary approval of the Corporate Financing Department of NASD Regulation, Inc., as to which such qualification and approval such counsel need express no opinion;

                        (x) the execution, delivery and performance of this
              Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and by the Registration Statement do not and will not result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach or violation of, or constitute a default under) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (A) any provision of the charter or bylaws of the Company, (B) any provision of any license, permit, franchise, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument filed as an exhibit to the Registration Statement, (C) any law of the United States or the State of Minnesota or the Delaware General Corporation Law, any rule or regulation of any governmental authority or regulatory body of the United States or the State of Minnesota or (D) any judgment, order or decree know to such counsel and applicable to the Company of any court or governmental authority, except, in the case of clauses (A), (C) and (D) above, for any such breach, violation or default which would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect;

                       (xi) to such counsel's knowledge, there are no pending or
              overtly threatened lawsuits or claims against the Company which are required to be described in the Prospectus but which are not so described;

                       (xii) the Company is not, and solely as a result of the
              sale of the Shares and the use of the proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity controlled by an "investment company," as such term is defined in the Investment Company Act;

                       (xiii) those statements in the Prospectus that are
              descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

                       (xiv) the statements in the Registration Statement and
              the Prospectus referencing regulatory matters, insofar as such statements constitute summaries of food and drug regulatory matters with respect to the Company, as of the date of the Registration Statement and the Prospectus and as of the date of such opinion, are in all material respects accurate and complete statements or summaries of the matters therein set forth;

                       (xv) no person has the right, pursuant to the terms of
              any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to register under the Act any shares of capital stock or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby;

                   In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (vi) above, on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

                   (b) The Selling Stockholders shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Sullivan & Worcester LLP, counsel for the Selling Stockholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                       (i) this Agreement, the Custody Agreement and the Power
                   of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder; and such Selling Stockholder has power to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Additional Shares being sold by the Selling Stockholders hereunder;

                       (ii) immediately prior to the time of purchase or the
                   additional time of purchase, as the case may be, such Selling Stockholder was the sole owner of the Additional Shares registered on the books and records of the Company to be sold at such time by such Selling Stockholder under this Agreement, with requisite power to sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder hereunder;

                       (iii) the delivery of certificates for the Additional
                   Shares pursuant hereto will pass good and valid title thereto to the Underwriters (assuming each such Underwriter has no notice of any adverse claim), free and clear of any claim, lien, encumbrance, security interest, community property right, or other defect in title or restriction on transfer, except for such restrictions as are generally applicable to holders of Common Stock and as are described in the Registration Statement and Prospectus;

                       (iv) no consent, approval, authorization or order of, or
                   other action by or filing with, any court or governmental agency or body is required for such Selling Stockholder to authorize, execute and deliver (whether directly or through the Power of Attorney) the Custody Agreement, the Power of Attorney or this Agreement or for such Selling Stockholder to consummate the transactions contemplated herein and therein, except such as may have been obtained under the Act or the Exchange Act and such as may be required under the blue sky laws of any jurisdiction or by the Corporate Financing Department of NASD Regulation, Inc. (as to which such consents, approvals, authorizations or orders such counsel need express no opinion) in connection with the purchase and distribution of the Additional Shares by the Underwriters; and

                       (v) none of the authorization, execution or delivery of
                   this Agreement, the Custody Agreement or the Power of Attorney by or on behalf of such Selling Stockholder, the sale of the Additional Shares being sold by such Selling

                   Stockholder hereunder and thereunder, the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the compliance and fulfillment of the terms hereof and thereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (A) the charter, bylaws or other organizational documents of such Selling Stockholder, (B) the terms of any indenture or other agreement or instrument known to such counsel, after due inquiry, and to which any Selling Stockholder is a party (C) any law of the United States or the Delaware General Corporation Law, the Delaware Uniform Limited Partnership Act or the Delaware Limited Liability Company Act and any rule or regulation of any governmental authority or regulatory body of the United States or (D) any judgment, order or decree known to such counsel and applicable to the Selling Stockholders of any court or governmental authority, except, in the case of clauses (B),
                   (C) and (D) above, for any such breach, violation or default which would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect;

                   (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and such other related matters as the Underwriters may reasonably require.

                   (d) You shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Dewey Ballantine LLP, counsel for the Underwriters.

                   (e) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

                   (f) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:30 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:30 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least fifty percent (50%) of the Firm Shares may from time to time agree on a later date.

                   (g) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                   (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change, or any development involving a prospective material and adverse change (other than as specifically identified in the Registration Statement and Prospectus), in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company, shall occur or become known and
         (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company.

                   (i) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of its President and its Chief Financial Officer to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (f), (g) and (h) of this Section 9 have been met.

                   (j) You shall have received signed Lock-Up Agreements, dated the date of this Agreement, from each of the persons identified on Exhibit B hereto.

                   (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

                   (l) The Shares shall have been approved for listing for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

                   10. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least fifty percent (50%) of the Firm Shares, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse change, or any development involving a prospective material adverse change (other than as specifically identified in the Registration Statement and Prospectus) in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or,
(ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or (iii) if a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares.

                   If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 10, the Company and each other Underwriter shall be notified promptly by letter or telegram.

                   If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(n), 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

                   11. Increase in Underwriters' Commitments. Subject to Sections 9 and 10, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed ten percent (10%) of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to
Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                   Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                   If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds ten percent (10%) of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five (5) business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                   12. Indemnity and Contribution.


                   (a) The Company will indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement or the Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Shares; further provided, that with respect to any untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this section 12(a) shall not inure to the benefit of any Underwriter to the extent that the sale to any person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (B) the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with
Section 6(k).

                   (b) Each Selling Stockholder will severally, and not jointly, indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and each person who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Selling Stockholder through the Company expressly for use with reference to such Selling Stockholder in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus. The Underwriters acknowledge that the Selling Stockholders' Disclosure constitutes the only information so furnished in writing by or on behalf of the several Selling Stockholders through the Company to you for inclusion in the Registration Statement or the Prospectus; provided, however, that with respect to any untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this section 12(b) shall not inure to the benefit of any Underwriter to the extent that the sale to any person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (B) the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 6(k).

                   If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company and/or the Selling Stockholders pursuant to the foregoing paragraphs (a) or (b), such Underwriter or such person shall promptly notify the Company and/or the Selling Stockholders in writing of the institution of such Proceeding and the Company and/or the Selling Stockholders shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company and/or the Selling Stockholders shall not relieve the Company and/or the Selling Stockholders from any liability which the Company and/or the Selling Stockholders may have to any Underwriter or any such person or otherwise, except to the extent that such failure materially and irrevocably prejudices the Company. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company and/or the Selling Stockholders in connection with the defense of such Proceeding or the Company and/or the Selling Stockholders shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company and/or the Selling Stockholders (in which case the Company and/or the Selling Stockholders shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and/or the Selling Stockholders and paid as incurred (it being understood, however, that the Company and/or the Selling Stockholders shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company and/or the Selling Stockholders shall not be liable for any settlement of any such Proceeding effected without the written consent of the Company and/or the Selling Stockholders but if settled with the written consent of the Company and/or the Selling Stockholders, the Company and/or the Selling Stockholders agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party, such consent not to be unreasonably withheld.

                   (c) Each Underwriter will severally, and not jointly, indemnify, defend and hold harmless the Company, its directors and officers, each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder, and the successors and assigns of each foregoing person from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholders or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus.

                  If any Proceeding is brought against the Company, the Selling Stockholders or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph (c), the Company, the Selling Stockholders or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company and/or the Selling Stockholders or any such person or otherwise, except to the extent that such failure materially and irrevocably prejudices such Underwriter. The Company, the Selling Stockholders or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholders or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
(iii) such indemnified party shall have given the indemnifying party at least thirty (30) days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party, such consent not to be unreasonably withheld.

                   (d) The Company and the Selling Stockholders hereby confirm that at their request UBS Warburg LLC has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720 of the Conduct Rules of NASD Regulation, Inc. in connection with the offering of the Shares. In addition to the indemnification under
Section 12(a) hereof, the Company and the Selling Stockholders agree to indemnify and hold harmless the QIU (in its capacity as such), the directors, officers, employees and agents of the QIU and each person who controls the QIU within the meaning of either the Act or the Exchange Act against any and all losses, damage, expenses, liabilities or claims, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, damages, expenses, liabilities or claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, expense, liability or claim; provided, however, that none of the Company or the Selling Stockholders will be liable in any such case to the extent that any such loss, damage, expense, liability or claim arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the QIU (in its capacity as such) through the representatives of the several Underwriters (in their capacity as such) specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Selling Stockholders may otherwise have.

                   (e) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b), (c) or (d) of this Section 12 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares purchased under this Agreement (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. Benefits received by the QIU in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the QIU acting in such capacity. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                   (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this
Section 12, in no case shall (i) any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission or (ii) the QIU in its capacity as such be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 12 are several in proportion to their respective underwriting obligations and not joint.

                   (g) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or any of the Selling Stockholders and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

                   (h) Notwithstanding any other provision of this Section 12, the total liability of each Selling Stockholder for indemnification or contribution under this Section 12 and the covenants, representations and warranties contained in Section 4 and Section 7 shall not exceed an amount equal to the number of Shares sold by such Selling Stockholder hereunder multiplied by the purchase price per share set forth in Section 1 hereof, less all underwriting discounts and commissions paid with respect thereto.

                   13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171-0026,
Attention: Syndicate Department, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Frederick W. Kanner, Esq., and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3800 West 80th Street, Suite 1250, Bloomington, Minnesota 55431, Attention: Mr. David E. Dovenberg, with a copy to Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Elizabeth C. Hinck, Esq., and, if to the Selling Stockholders, Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Christopher Cabot, Esq.

                   14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                   15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg or any indemnified party. Each of UBS Warburg, the Company and the Selling Stockholders (on their respective behalfs and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholders, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Company and the Selling Stockholders, as the case may be, is or may be subject, by suit upon such judgment.

                   16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the QIU, the Company and the Selling Stockholders and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                   17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

                   18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Selling Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company's, the Selling Stockholders' and any of the Underwriters' respective businesses and/or assets.

                   19. Miscellaneous. UBS Warburg, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                   A lending affiliate of UBS Warburg may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg.

                   If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

                                       Very truly yours,

                                       UNIVERSAL HOSPITAL SERVICES, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       J.W. CHILDS EQUITY PARTNERS, L.P.
                                       JWC UHS CO-INVEST, LLC

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: Attorney-in-Fact


Accepted and agreed to as of the
   date first above written, on behalf
   of themselves and the other several
   Underwriters named in Schedule A


UBS WARBURG LLC
U.S. BANCORP PIPER JAFFRAY INC.
CIBC WORLD MARKETS CORP.


By:  UBS WARBURG LLC


By:
     ---------------------------------
     Name:
     Title:


By:
     ---------------------------------
     Name:
     Title:

                                   SCHEDULE A


                                                                    Number of
Underwriter                                                        Firm Shares
-----------                                                        -----------

UBS Warburg LLC........................................
U.S. Bancorp Piper Jaffray Inc.........................
CIBC World Markets Corp................................


                                                                   -----------
                           Total.......................             5,000,000
                                                                   ===========

                                   SCHEDULE B


                                                                   Number of
Selling Stockholder                                            Additional Shares
-------------------                                            -----------------

J.W. Childs Equity Partners, L.P.......................
JWC UHS Co-Invest, LLC.................................
                                                               -----------------
                           Total.......................             750,000
                                                               =================

                                   SCHEDULE C

Selling Stockholder                                             Attorney-in-Fact
-------------------                                             ----------------

J.W. Childs Equity Partners, L.P.......................
JWC UHS Co-Invest, LLC.................................